                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT, dated as of September 23, 1997, is entered into by and among American Capital Access Holdings, Incorporated, a
Wyoming corporation (the "Company"), and American Capital Access Holdings,
L.L.C., a Delaware limited liability company ("Holding").

     WHEREAS, the Company has agreed to issue to Holding shares of its Common
Stock, par value $.01 per share (the "Common Stock") and to grant to Holding and any subsequent holders of such Common Stock certain rights to have such Common
Stock registered under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the "Act").

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties hereto hereby agree as follows:

     ARTICLE 1. DEFINITIONS.

     As used in this Agreement:

     (a) "Business Day" shall mean any day other than Saturday, Sunday or such other day on which banking institutions in New York, New York are authorized or obligated to close.

     (b) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act;

     (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     (d) "Holder" shall mean any holder of Registrable Securities;

     (e) "Initial Public Offering" shall mean the underwritten initial public offering of shares of Common Stock by the Company sold in a registration effected under the Act;

     (f) "Initiating Holder" shall mean the holder or holders of such number of
Registrable Securities outstanding at the time of determination which constitute at least 25% of the Registrable Securities outstanding at the time of determination.

     (g) the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act (and any post-effective amendments filed or required to be filed) and

the declaration or ordering of effectiveness of such registration statement;

     (h) "Registrable Securities" means (i) any shares of Common Stock distributed by Holding to its members and (ii) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Stock; provided, however, that any such securities shall no longer be considered Registrable Securities if any of the following apply: such securities (i) have been sold to or through a broker, dealer or underwriter in a public distribution or a public securities transaction, or (ii) have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restrictions and restrictive legends with respect thereto are no longer applicable upon the consummation of such sale. For purposes of this Agreement, a person will be deemed to be a Holder whenever such person has the right to acquire directly or indirectly Registrable Securities, whether or not such acquisition has actually been effected;

     (i) "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Article 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and one counsel for all Holders, blue sky fees and expenses and the expenses, fees and disbursements of independent public accountants of the Company and any other accounting fees, including, without limitation, the expense of any special audits incident to or required by any such registration, and the reasonable fees, charges and expenses of any special experts retained by the Company in connection with any registration effected pursuant to the terms of this Agreement, regardless of whether the registration statement filed in connection with such registration is declared effective (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company); and

     (j) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

     ARTICLE 2. REGISTRATION RIGHTS

     2.1. Demand Registration. (a) If the Company shall receive from an
Initiating Holder, at any time following 180 days after an Initial Public
Offering, a written request that the Company effect any registration with respect to all or a part of its Registrable Securities (a "Demand Notice"), the
Company will:

          (A) promptly, but in any event within 10 days after receipt of such request, give written notice of the proposed registration to all other
     Holders in accordance with Section 2.2; and

                                      -2-

          (B) use its diligent best efforts to effect such registration
     (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in the Demand Notice, together with all or such portion of the Registrable Securities of any
     Holder or Holders as are specified in a written request received by the
     Company within 15 days after written notice from the Company is given under
     Section 2.1(A) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.1:

               (x) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the
          Company is already subject to service in such jurisdiction an except as may be required by the Act or applicable rules or regulations thereunder; or

               (y) Subject to Section 2.1(b) below, after the Company has effected two (2) such registrations pursuant to this Section 2.1 requested by Initiating Holders and such registrations have been declared or ordered effective by the Commission and remain effective for a period terminating at the earlier of (i) 180 days after the effective date of the registration statement or (ii) the completion of the distribution described in the registration statement.

     (b) If the Initiating Holder intends to distribute the Registrable
Securities covered by its request by means of an underwriting, it shall so advise the Company in its Demand Notice.

     If holders (the "Other Stockholders") of securities of the Company are entitled by contract with the Company to have securities included in such a registration, including, without limitation, the Holders (but only with respect to securities other than Registrable Securities and such Holder shall be deemed to be an Other Stockholder only with respect to securities other than
Registrable Securities), the Initiating Holder shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section
2.1. The Initiating Holder and the Company shall (together with all Other
Stockholders proposing to distribute their securities through such underwriting)
enter into an underwriting agreement in

                                      -3-

customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holder and reasonably acceptable to the Company. Notwithstanding any other provision of this Section
2.1(b), if the managing underwriter advises the Initiating Holder in writing that marketing factors require a limitation on the number of shares to be underwritten, then the securities of the Company held by the Other Stockholders shall be excluded from such registration to the extent so required by such limitations. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by the Holders shall be reduced by such minimum number of shares as is necessary to comply with such request, pro rata based on the number of Registrable Securities requested to be included in such registration statement. The priority set forth in the foregoing two sentences may be modified by the Holders of a majority of the
Registrable Securities then outstanding, in a manner to permit Other
Stockholders to either be treated pari passu with the Holders or enjoy priority over the rights of the Holders under this Section 2.1(b), as the case may be. No
Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holder. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the
Company may include its securities for its own account in such registration if the representative of the underwriters so agrees and if the number of
Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited. In the event that the Initiating Holder and/or other Holders are unable, due the application of this Section 2.1(b), to include in any such registration at least
70% of the Registrable Securities requested by such Holder (as such) to be included in such registration, then such registration shall not be counted as a registration for purposes of Section 2.1(a)(B)(y).

     (c) Notwithstanding the foregoing, if the Company shall furnish to the
Initiating Holder, a certificate signed by the Chairman of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore desirable and in the best interests of the Company to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holder;
provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

                                      -4-

     (d) Any Initiating Holder shall have the right to withdraw its request for registration pursuant to this Section 2.1 by giving written notice to the
Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration, (ii) such withdrawal shall be irrevocable and (iii) if such withdrawal shall have been made subsequent to the filing of the registration statement, then such Holder shall reimburse the Company for all expenses incurred by the Company in respect of such registration of Registrable
Securities for such Initiating Holder, including without limitation, the filing fees paid to the Commission and any blue sky or other regulatory authority and if the registration statement is withdrawn as a result of such withdrawal by the
Initiating Holder, then such withdrawing Initiating Holder shll reimburse the
Company for all expenses incurred in connection with such registration.

     (e) Notwithstanding any other provision of this Section 2.1, if the managing underwriter determines that marketing factors require a "lock-up period", the Initiating Holder and each Other Stockholder participating in such registration agrees not to transfer shares of its Registrable Securities during the seven day period prior to effectiveness of the registration statement and for such additional period as may be required by the underwriters up to 180 days after the effectiveness of the registration statement.

     (f) If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to this Seciton 2.1, and if such previous registration has not been withdrawn or ceased, the Company shall not be required to file or cause to be effected any registration of Registrable
Securities under this Section 2.1 until a period of at least six months has elapsed from the effective date of such previous registration.

     2.2. "Piggyback" Registrations of Registrable Securities. (a) If the
Company at any time, including, without limitation, in an initial Public
Offering or pursuant to Section 2.1 hereof, proposes to register any of its securities under the Act (other than by a registration on Form S-4, Form S-8 or any successor or similar form) for sale for its own account or otherwise, and the registration form to be used may also be used for the registration of
Registrable Securities, it will at such time give prompt written notice to all
Holders of its intention to do so, but in no event less than twenty (20) days before the anticipated filing date, and such notice shall describe in detail the proposed registration and distribution (including those jurisdictions where registration under the securities or blue sky laws is intended) and in the case of a registration effected pursuant to Section 2.1, shall include such other additional information as may be set forth in the Demand Notice, and offer

                                      -5-

scuh Holders the opportunity to register the number of Registrable Securities as such Holder may request. Upon the written request of any such Holder made within
15 days after the date of the notice provided in the preceding sentence, the
Company will use its best efforts to effect the registration under the Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof.

     Other then in connection with a registration effected pursuant to Section
2.1, if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable
Securities and shall be relieved of its obligation to register the Registrable
Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under this Article 2.

     (b) If (i) a registration pursuant to this Section 2.2 involves an underwritten offering of the securities being registered for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized national standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company and the
Holders requesting such registration by letter of its opinion that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering or that the inclusion would in the underwriter's reasonable judgment adversely affect the marketing of the securities to be sold by the Company therein, then the Company shall include in such registration (A) first, all securities proposed by the Company to be sold for its own account, (B) second, such number of Registrable Securities which the
Company is so advised may be sold in such offering, which Registrable Securities shall be allocated pro rata among the Holders requesting such registration on the basis of the percentage of Registrable Securities held by the Holders thereof which have requested that such Registrable Securities be included and
(C) other securities requested to be included in such registration.
Notwithstanding the foregoing, the priority set forth in clause (B) and (C) of this Section 2.2(b) may be modified by the Holders of a majority of the
Registrable Securities then outstanding, in a manner to permit such Person to either be treated pari passu with the Holders or enjoy priority over the rights of the Holders under this Section 2.2(b), as the case may be.

     (c) The Registrable Securities proposed to be registered under any registration statement under this Section 2.2 will be offered for sale at the same public offering price as

                                      -6-

the securities offered for sale by the Company or, in the case of a registration pursuant to Section 2.1, the Initiating Holder.

     (d) Each of the Holders shall be entitled to have its Registrable
Securities included in an unlimited number of registrations pursuant to this
Section 2.2. The registration rights granted pursuant to this Section 2.2 shall be assignable, in whole or in part, to any transferee of Registrable Securities pursuant to Article 4 and such transferee shall be bound by all obligations of this Agreement.

     (e) If any registration of which the Company gives notice pursuant to this
Section 2.2 is for a registered public offering involving an underwriting, the
Company shall so advise each of the Holders as a part of the written notice given pursuant hereto. In such event, the right of each of the Holders to registration pursuant to this Section 2.2 shall be conditioned upon such
Holders' participation in such underwriting and the inclusion of such Holders'
Registrable Securities in the underwriting to the extent provided herein. The
Holder whose shares are to be included in such registration (other than any
Holder that elects not to participate in such underwriting) shall (together with the Company and other Holders distributing their securities through such underwriting) enter into an underwriting agreement with the representative of the underwriter or underwriters selected for underwriting by the Company containing customary (x) terms of offer and sale of the securities, payment provisions, underwriting discounts and commissions and (y) representations, warranties, covenants and indemnities, provided that the Holders may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of the Company shall also be conditions precedent to the obligations of such Holders, and provided further that such Holders shall not be required to make any representations or warranties to or enter into any agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holders and such Holders' intended method of distribution and any other representation required by law, and provided, further, no Holder of Registrable Securities shall be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in such registration.

     (f) Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that marketing factors require a "lock-up period", each Holder agrees not to transfer shares of its Registrable Securities during the seven day period prior to effectiveness of the registration statement and for such additional period as may be required by the underwriters up to 180 days after the effectiveness of the registration statement.

                                      -7-

     2.3. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this
Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

     2.4. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

          (i) prepare and file with the Commission (in any event not later than sixty (60) Business Days after receipt of a request to file a registration statement with respect to Registrable Securities under Section 2.1) a registration statement on any form on which registration is requested for which the Company then qualifies, which counsel for the Company and counsel for the Holders shall deem appropriate and which shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (A) provide counsel for the Holders with an adequate and appropriate opportunity to participate in the preparation of such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the
     Commission, which documents shall be subject to the review of counsel for the Holders, and (B) notify counsel for the Holders and each seller of
     Registrable Securities pursuant to such registration statement of any stop order issued or threatened by the Commission and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier of (a) such time as all of such
     Registrable Securities and other securities have been disposed of in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement and (b) 180 days after the effective date of such registration statement, except with respect to any such registration statement filed pursuant to Rule 415 (or any successor
     Rule) under the Act if the Company is

                                      -8-

     eligible to file a registration statement on Form S-3, in which case such period shall be two (2) years;

          (iii) furnish to the Holders participating in the registration (the
     "Participating Holders") such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents in such quantities as the Participating Holders may reasonably request from time to time in order to facilitate the disposition of the Registrable
     Securities included in such registration statement;

          (iv) notify each Participating Holder promptly of any request by the
     Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (v) advise each Participating Holder promptly after the Company shall receive notice or obtain knowledge of the issuance of any stop order by the
     Commission suspending the effectiveness of any such registration statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order and to obtain its withdrawal promptly if such stop order should be issued;

          (vi) use its best efforts to register or qualify the Registrable
     Securities included in the registration statement under such other securities or blue sky laws of such jurisdictions as the Participating
     Holders (or the managing underwriter, in the case of underwritten offerings) may reasonably request and to do any and all other acts and things as may be reasonably necessary or advisable to enable the
     Participating Holders (or the managing underwriter, in the case of underwritten offerings) to consummate the disposition in such jurisdictions of the Registrable Securities to be sold; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section
     2.4, (ii) subject itself to taxation in any such jurisdiction or (iii)
     consent to general service of process in any such jurisdiction;

          (vii) use its best efforts to cause the Registrable Securities included in the registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and its subsidiaries, including, without limitation, all necessary approval from insurance regulatory bodies, to enable the Participating Holders to consummate the disposition of such Registrable

                                      -9-

     Securities, provided, that the Company shall not be required to incur any expenses to satisfy regulatory requirements applicable to a particular purchaser of such Registrable Securities;

          (viii) notify the Participating Holders, at any time when a prospectus relating to the proposed sale is required to be delivered under the
     Securities Act. Upon discovery that, or upon the happening of any event as a result of which the prospectus included in such registration statement or amendment contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (ix) enter into and perform customary agreements (including, without limitation, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities included in the registration statement;

          (x) make available for inspection by the Participating Holders, any managing underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by the
     Participating Holders or any managing underwriter (collectively, the
     "Agents"), all financial and other records, pertinent corporate documents and properties of the Company and any subsidiaries thereof as may be in existence at such time (collectively, the "Records") as shall be necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and any such subsidiaries and the independent public accountants of the Company, to supply all information reasonably requested by any such Agent in connection with such registration; provided that (i) Records and information obtained herein shall be used by such persons only to fulfill their due diligence responsibility and (ii) Records or information which the Company determines in good faith to be confidential shall not be disclosed by the Agents unless (x) the Company determines that the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in the registration statement or (y) the release of such Records or information is ordered pursuant to a subpoena or other order from a

                                      -10-

     court or governmental authority of competent jurisdiction. Each
     Participating Holder further agrees that it will, upon learning that disclosure of such Records or information is sought by a court or governmental authority, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records or information seemed confidential;

          (xi) furnish to the underwriters in such offering (i) at the effective date of such registration statement and the date of the closing of the sale of the Registrable Securities to the underwriters in such offering, if any, a "comfort letter" signed by the independent certified public accountants who have certified the financial statements included or incorporated by reference in such registration statement, covering such matters as are customarily covered in "comfort letters" for similar offerings as counsel to the Participating Holders or the managing underwriter reasonably request and (ii) at the date of closing of the sale of Registrable Securities to the underwriters in such offering, if any, a signed opinion of counsel for the Company, dated the closing date of such offering, covering such matters as are customarily covered in opinion letters for similar offerings;

          (xii) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed (if any) if the listing of such Registrable Securities is then permitted under the rules of such exchange;

          (xiii) provide officers' certificates and other customary closing documents;

          (xiv) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the
     "NASD");

          (xv) use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby; and

          (xvi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, but not later than 16 months after the effective date of the registration statement, an earnings statement covering a period of at least twelve (12) months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

                                      -11-

     2.5. Information by the Holders. Each of the Participating Holders shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     2.6. Rule 144 Reporting.

     With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

         (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Act, at all times from and after ninety (90) days following the effective date of the first registration under the Act filed by the Company for an offering of its securities to the general public;

         (ii) file in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

         (iii) so long as any Holder owns any Registrable Securities, take such further action as each Holder may reasonably request (including, but not limited to, furnishing to such upon request, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed) all to the extent required from time to time to enable such Holder to avail itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

The Company agrees to, upon the request of any Holder, deliver to such Holder a written statement as to whether the Company has complied with such requirements.

     ARTICLE 3. INDEMNIFICATION.

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each of the Holders, each of its officers, directors, partners, members, managers, agents, employees and representatives, and each person controlling each of the Holders within the meaning of the Act, with respect to each registration which has been effected pursuant to this Agreement, from and against all claims, losses, damages and liabilities (or actions in respect thereof) resulting from or arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related

                                      -12-

registration statement, notification or the like) incident to any such registration, qualification or compliance, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Act or any rule or regulation thereunder applicable to the
Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors, partners, members, managers, agents, employees, representatives and their affiliates, each person controlling any such Holder, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided, that the Company will not be liable in any such case to any such Holder to the extent that any such claim, loss, damage, liability or expense (i) arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder and stated to be specifically for use therein or (ii) arises from such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished to such Holder with a sufficient copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the Holders.

     (b) To the extent permitted by law, each of the Holders will, if
Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, agents, employees and representatives, and each person controlling the Company, from and against all claims, losses, damages and liabilities (or actions in respect thereof)
resulting from or arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Company and such directors, officers, agents, employees, representatives or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity

                                      -13-

with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the indemnity agreement contained in this Section 3(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holders; and provided further, that the obligations of each of the Holders hereunder shall be individual and shall be limited to an amount equal to the proceeds to such Holder of securities sold in the offering giving rise to such liability.

     (c) Each party entitled to indemnification under this Article 3 (the
"Indemnified Party") shall give written notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim, action, suit, proceeding or investigation or threat thereof ("claim") as to which indemnity or contribution may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the
Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party
(whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense unless (i) the
Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified
Party in its reasonable judgment, (iii) the named parties to any such action
(including any impleaded parties) have been advised by such counsel that either
(A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party; and
provided further, that the Indemnifying Party shall only have to pay the fees and expenses of one firm of counsel for all Indemnified Parties in each jurisdiction, except to the extent representation of all Indemnified Parties by the same counsel is inappropriate under applicable standards of professional conduct; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article 3 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such
Indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably

                                      -14

request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

     (d) If the indemnification provided for in this Article 3 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified
Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying
Party on the one hand and of the Indemnified Party on the other in connection with the actions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that the obligations of each Holder shall be individual and shall be limited to an amount equal to the proceeds to such Holder from the sale of
Registrable Securities as contemplated herein. The relative fault of the
Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact was made by, or relates to information supplied by, the
Indemnifying Party or the Indemnified Party, and the Indemnifying Party's and
Indemnified Party's relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, expenses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 3(a), 3(b) and 3(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
No person guilty of fraudulent misrepresentation (within the meaning of Section
11 (f) of the Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     (e) The foregoing indemnity agreements are subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any Holder if a copy of the Final Prospectus was

                                      -15-

furnished to the Holder and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

     (f) The obligations of the Company and the Holders under this Article 3 shall survive the termination of this Agreement or the completion of any offering of Registrable Securities in a registration statement under this
Agreement and otherwise.

     (g) The indemnification required by this Article 3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liabilities are incurred.

     ARTICLE 4. ASSIGNABILITY. The rights to cause the Company to register
Registrable Securities pursuant to this Agreement may be assigned by a Holder to any transferee or assignee of Registrable Securities who enters into an agreement to be bound by the terms of this Agreement. The Company may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Holders.

     ARTICLE 5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     ARTICLE 6. AMENDMENT. Any modification, amendment or waiver of this
Agreement or any provision hereof shall be in writing and executed by the
Company and the Holders of not less than 50% of the Registrable Securities then outstanding, provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities.

     ARTICLE 7. NOTICES. All notices, requests, consents and demands shall be in writing and shall be personally delivered, telecopied or telegraphed or delivered by any nationally recognized overnight delivery service (other than the U.S. postal service) to the Company at:

          to the Company:

and to each Holder at such address set forth on the signature page hereof or as shall be furnished in writing to the Company. All such notices, requests, demands and other communications shall, when personally delivered, telecopied or delivered by any nationally recognized overnight delivery service, be effective upon actual receipt.

     ARTICLE 8. NO VIOLATIVE AGREEMENTS. The Company will not hereafter enter into any agreement with respect to its

                                      -16-

securities which violates the rights granted to the Holders in this Agreement.

     ARTICLE 9. ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the
Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration.

     ARTICLE 10. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     ARTICLE 11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     ARTICLE 12. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     ARTICLE 13. HEADINGS. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this
Agreement or any provisions hereof or thereof.

     ARTICLE 14. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

                                      -17-

     IN WITNESS WHEREOF, the parties have executed this Agreement effective for all purposes as of the date first above written.

                                 AMERICAN CAPITAL ACCESS HOLDINGS,
                                 INCORPORATED

                                 By: /s/ H. Russell Fraser
                                     ---------------------------------
                                     Name:  H. Russell Fraser
                                     Title: Chief Executive Officer

                                 AMERICAN CAPITAL ACCESS HOLDINGS, L.L.C.

                                 By: /s/ Charles M. Partridge
                                     ----------------------------------
                                     Name:  Charles M. Partridge
                                     Title: Treasurer

                                     Address for notices:

                                     One Liberty Plaza
                                     52nd Floor
                                     New York, NY 10006

                                      -18-